Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Enservco Corporation’s Registration Statement on Form S-8 (File No. 333-188148) of our report dated March 28, 2019 relating to the consolidated financial statements for the fiscal year ended December 31, 2018, which appears in this Form 10-K.

Plante & Moran, PLLC

Denver, CO

March 28, 2019